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                                                            EXHIBIT NO. 99.1(d)

                              MFS SERIES TRUST IX

                           CERTIFICATION OF AMENDMENT
                          TO THE DECLARATION OF TRUST

                         ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES

         Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated August 12, 2003, as amended (the "Declaration"), of MFS Series Trust IX, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of MFS Inflation-Adjusted Bond Fund, a series of the Trust, to create an additional class of shares, within the meaning of Section 6.10, as follows:

         1. The additional class of Shares is designated "Class R2 Shares";

         2. Class R2 Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

         3. The purchase price of Class R2 Shares, the method of determination of the net asset value of Class R2 Shares, the price, terms and manner of redemption of Class R2 Shares, and relative dividend rights of holders of Class R2 Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

         4. All shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

         5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 2nd day of August, 2004 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

LAWRENCE H. COHN                           LAWRENCE T. PERERA
-------------------------------------      -------------------------------------
Lawrence H. Cohn                           Lawrence T. Perera
45 Singletree Road                         18 Marlborough Street
Chestnut Hill MA  02467                    Boston MA  02116


DAVID H. GUNNING                           WILLIAM J. POORVU
-------------------------------------      -------------------------------------
David H. Gunning                           William J. Poorvu
2571 N. Park Blvd.                         975 Memorial Drive  Apt. 710
Cleveland Heights OH  44106                Cambridge MA  02138


WILLIAM R. GUTOW                           ROBERT C. POZEN
-------------------------------------      -------------------------------------
William R. Gutow                           Robert C. Pozen
3 Rue Dulac                                9 Arlington Street
Dallas TX  75230                           Boston MA  02116


J. ATWOOD IVES                             J. DALE SHERRATT
-------------------------------------      -------------------------------------
J. Atwood Ives                             J. Dale Sherratt
17 West Cedar Street                       86 Farm Road
Boston MA  02108                           Sherborn MA  01770


AMY B. LANE                                ELAINE R. SMITH
-------------------------------------      -------------------------------------
Amy B. Lane                                Elaine R. Smith
9716 S.E. Sandpine Lane                    75 Scotch Pine Road
Hobe Sound FL  33455                       Weston MA  02493


ROBERT J. MANNING
-------------------------------------      -------------------------------------
Robert J. Manning                          Ward Smith
13 Rockyledge Road                         36080 Shaker Blvd.
Swampscott MA  01907                       Hunting Valley OH  44022